THIRD AMENDMENT TO THE AMENDED AND RESTATED CUSTODY AGREEMENT

THIS THIRD AMENDMENT to the Custody Agreement (this “Amendment”) is entered into and effective as of May 7, 2026 (the “Effective Date”), by and between Harding, Loevner Funds, Inc. (the “Fund”), a Maryland corporation having its principal office and place of business at 400 Crossing Boulevard, 4th Floor, Bridgewater, NJ 08807, acting on its own behalf and on behalf of each of its portfolios listed in Schedule A, and The Northern Trust Company (the “Custodian”), an Illinois corporation with its principal place of business at 50 South LaSalle Street, Chicago, IL 60603.

WHEREAS, the Custodian provides certain services to the Fund pursuant to the Amended and Restated Custody Agreement, dated as of December 16, 2020 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”); and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Fund and the Custodian wish to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2.	AMENDMENTS.

(a)	Schedule A (Portfolio List) of the Agreement is amended as of the Effective Date by replacing such schedule in its entirety with the amended Schedule A (Portfolio List) attached hereto.

(b)

Schedule C (Fee Schedule) of the Agreement is amended as of the Effective Date by (i) inserting “PART A: NON-ETF PORTFOLIO FEES” as a sub-title in the heading of such schedule and (ii) inserting the Schedule C (Fee Schedule – Part B: ETF PORTFOLIO FEES) attached hereto as a new Part B at the end of such schedule.

3.   GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4.   MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5.   EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all schedules thereto shall mean and be a reference to the Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

HARDING, LOEVNER FUNDS, INC.

By:	/s/Aaron Bellish
Name: Aaron Bellish
Title: President

THE NORTHERN TRUST COMPANY

By:	/s/Kelly Reed-Clare
Name: Kelly Reed-Clare
Title: Vice President

SCHEDULE A

to

Amended and Restated Custody Agreement, dated as of December 16, 2020

PORTFOLIO LIST

Dated: May 30, 2026

Global Equity Portfolio

Global Equity Research Portfolio

International Equity Portfolio

International Equity Research Portfolio

International Small Companies Portfolio

Institutional Emerging Markets Portfolio

Emerging Markets Portfolio

Emerging Markets Research Portfolio

Frontier Emerging Markets Portfolio

International Developed Markets Equity Portfolio*

International Developed Markets Select Equity ETF

*Effective on or about July 17, 2026, the International Developed Markets Equity Portfolio will convert into the International Developed Markets Select Equity ETF and cease to exist.

	HARDING, LOEVNER FUNDS, INC.	THE NORTHERN TRUST COMPANY

By:	/s/Aaron Bellish	By:	/s/Kelly Reed-Clare
Name:	Aaron Bellish	Name:	Kelly Reed-Clare
Title:	President	Title:	Vice President

SCHEDULE C

FEE SCHEDULE

PART B: ETF PORTFOLIO FEES

ACCOUNT BASED FEES

Per Portfolio Account: $2,500 per annum - WAIVED

SAFEKEEPING AND TRANSACTION FEES

The “asset based fee” set forth below is calculated based on the market value of Securities on the Custodian’s custody book of record, which is determined by multiplying (A) the number of shares or the principal amount purchased times (B) the market price obtained by the Custodian on such Securities in the relevant market, as set forth in the Custodian’s Pricing Guidelines (as amended from time to time, the “Guidelines”). In the event that due to extraordinary market conditions (such as, but not limited to, economic sanctions prohibiting security transactions) or other circumstances when the Custodian or the Pricing Committee of the Fund’s investment manager determine that market data is not readily available in a relevant market, the parties shall enter into good faith discussions to review the fees set forth below for the relevant market and to adjust such fees as mutually agreed.

The core custody charges are as follows:

Country or Clearing House	Asset Fee (bps)	Transaction Fee (buy/sell)
Argentina	7.5	$50

Australia	1.5	$15

Austria	1.5	$22.50

Bahrain	17.5	$80

Bangladesh	20	$80

Belgium	1	$20

Bosnia and Herzegovina	32.5	$80

Botswana	22.5	$80

Brazil	5	$40

Bulgaria	12.5	$80

Canada	0.5	$7.50

Chile	10	$75

China	10	$65

Colombia	20	$80

Côte d’Ivoire	25	$80

Croatia	15	$75

Cyprus	10	$80

Czech Republic	5	$65

Denmark	1.5	$20

Egypt	10	$65

Estonia	10	$75

Euroclear / Clearstream / Multinational	0.5	$7.50

Finland	1.5	$20

France	1	$20

Germany	1	$20

Ghana	22.5	$80

Greece	5	$55

Hong Kong	1	$20

Country or Clearing House	Asset Fee (bps)	Transaction Fee (buy/sell)

Hungary	5	$65

Iceland	5	$40

India	5	$40

Indonesia	5	$50

Ireland	0.5	$7.50

Israel	7.5	$40

Italy	1	$20

Japan	0.6	$15

Jordan	17.5	$80

Kazakhstan	12.5	$80

Kenya	22.5	$80

Kuwait	20	$80

Latvia	15	$80

Lithuania	10	$80

Luxembourg	1	$20

Malaysia	2.5	$30

Mauritius	20	$80

Mexico	2.5	$30

Morocco	17.5	$80

Namibia	20	$80

Netherlands	1	$20

New Zealand	2	$30

Nigeria	20	$80

Norway	1.5	$20

Oman	20	$80

Pakistan	10	$80

Peru	17.5	$80

Philippines	3	$40

Poland	7.5	$30

Portugal	2	$30

Qatar	20	$80

Romania	10	$80

Russia*	8.5	$52

Saudi Arabia	20	$80

Serbia	35	$80

Singapore	2	$20

Slovak Republic	7.5	$80

Slovenia	15	$75

South Africa	4	$30

South Korea	3	$30

Spain	1.5	$20

Sri Lanka	10	$65

Sweden	1	$20

Switzerland	1	$20

Taiwan	3.5	$40

Thailand	3.5	$40

Tunisia	17.5	$80

Turkey	7.5	$65

Uganda	25	$80

Ukraine	12.5	$80

Country or Clearing House	Asset Fee (bps)	Transaction Fee (buy/sell)

United Arab Emirates	20	$80

United Kingdom	0.4	$8

United States	0.2	$0

Uruguay	20	$75

Venezuela	20	$80

Vietnam	12.5	$80

Zambia	20	$80

Zimbabwe	20	$80

*	Safekeeping charges waived for existing Russian positions held (Sberbank of Russia).

OTHER TRANSACTION-BASED FEES

Per one-line fund asset holding	$1,500 per annum, plus

One-line asset charges (Other funds, LP’s for example) per asset	$25 per trade

Paydowns	$5 per

Short Settlements/Repo Transactions	$20 per

Third-party payments/fixed deposits outside Northern Trust	$50 per

Physical securities	$50 per

Wire Transfers and Mark to Markets (outgoing)	$10 per

SUPPORT FOR THIRD-PARTY REDEMPTION SERVICES

$1,000 per event – WAIVED (support for up to one event per fund per week)

CUSTODY CASH SWEEP SERVICES

Fee (bps)
US Common and Collective STIF Services	15.0

Money Market Mutual Funds	Refer to fund prospectuses

TAX RECLAIMS

Please note, tax reclaim accruals with a value equal or less than $250 (or its equivalent) will not be filed or paid. Clients should ensure relevant personnel, including their accountants are made aware. Accruals that fall below the threshold will be cancelled from both the custody and accounting systems on the day after generation and will no longer be reported or paid. Northern Trust reserves the right to amend the de-minimis value from time to time and will make notification to clients in the event that this changes.

CLASS ACTION RECOVERIES (Percentage Of Proceeds)*	Fee
Passive Services in Opt-out Markets	5%

Except for Antitrust Class Actions	8%

*	Class Action Recoveries are not part of any bundled fees.

Fees and additional charges: Fees may change over time in response to market conditions or processing complexity and are assessed after proceeds are posted to the client account. Clients will be notified in advance if there will be any changes to these fees. If payments for a closed Northern Trust account are sent to another bank via wire or check, an additional USD $50 (or equivalent) processing charge will be deducted from that payment.

DERIVATIVES

TRANSACTION PROCESSING	FEE PER TRANSACTION
Exchange Traded Derivatives	$25

OTC – Simple Instruments: IRS, FRA, vanilla currency options, zero-coupon swaps, currency swaps, basis swaps	$200

OTC – Complex Instruments: CDS/CDX, swaptions, inflation swaps, total return swaps, equity/index option, CFD, caps/floors Independent valuations of above through Markit Partners, SuperDerivatives and JPM Pricing Direct	$300

POSITION MAINTENANCE	FEE
OTC – Simple, monthly valued	$200 per position per annum

OTC – Complex, monthly valued	$500 per position per annum

OTC – Simple, daily valued	$600 per position per annum

OTC – Complex, daily valued	$900 per position per annum

OTC investment manager supplied prices	$100 per position per annum

Swap reset	$20 per cash movement

Margin / collateral movements	$20 per cash/security movement

OTHER CHARGES:

•	Out of pocket expenses incurred in providing custody services will be passed on to the fund

•	Overdrafts will be charged at the Prime rate for USD. The prevailing rates will apply for non-USD currencies.

•

Market execution costs, not limited to but including stamp duty, securities re-registration charges, depository receipt fees, third-party foreign exchange, third-party fixed deposits, and proxy voting physical representation/ad hoc expenses will be passed through at cost if and as applicable.

•

Services required in respect of any directly held property, derivatives or venture capital/ private equity portfolios will be evaluated and priced on a case-by-case basis, according to the level of work involved.

•	Supporting/facilitating on-site visits by the Account’s auditors.